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H:\EG\CL61016\M003\CONTRCT\GMP\gmp731wp1.doc
                                      2002 SEC 10-K EXHIBIT 10-B-92

                            FOURTH AMENDMENT AGREEMENT
                                     BETWEEN
                        MORGAN STANLEY CAPITAL GROUP INC.
                                       AND
                        GREEN MOUNTAIN POWER CORPORATION


     THIS FOURTH AMENDMENT AGREEMENT, dated as of August 5, 2002 , (the "Third Amendment"), is entered into by and between Green Mountain Power Corporation, a corporation organized and existing under the laws of Vermont (together with any permitted successor or assign, "GMP"), and Morgan Stanley Capital Group Inc., a corporation organized and existing under the laws of Delaware (together with any permitted successor or assign, "MSCG").


                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS MSCG and GMP have previously entered into that certain Power Purchase and Sale Agreement, dated as of February 11, 1999 (the "Master
Agreement"), which, along with the following documents, constitute the "Agreement":

1. "The First Amendment Agreement to the Power Purchase and Sale Agreement between Morgan Stanley Capital Group Inc. and Green Mountain Power Corporation";
2.     the  "Agreement  for  Procedures  on  Nominations  and  Scheduling";
3. the "Agreement Between Green Mountain Power Corporation and Morgan Stanley Capital Group Inc. Concerning the Mitigation of Financial Risk Related to Initial Implementation";
4. the "Confirmation of Transaction between Morgan Stanley Capital Group Inc. and Green Mountain Power Corporation," dated February 11, 1999, setting forth the terms of GMP's sale and delivery of Firm Energy to MSCG ("GMP Sales Confirmation"); and
5. the "Confirmation of Transaction between Morgan Stanley Capital Group Inc. and Green Mountain Power Corporation," dated February 11, 1999, setting forth the terms of MSCG's direct or indirect sale and delivery of Firm Energy to GMP ("MSCG Sales Confirmation"); and
6. the "Second Amendment Agreement To The Power Purchase And Sale Agreement between Morgan Stanley Capital Group Inc. and Green Mountain Power" ("Second Amendment"); and

7. the "Agency Agreement Between Morgan Stanley Capital Group, Inc. and Green Mountain Power Corporation", effective February 1, 2000, which pertains to MSCG's provision of scheduling and bidding services to GMP; and

8. the "Third Amendment Agreement Between Morgan Stanley Capital Group, Inc. and Green Mountain Power Corporation", effective January 1, 2001.


     WHEREAS the Parties wish to amend the terms and conditions of the Agreement as set forth below in this Fourth Amendment;

NOW THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties acknowledge and agree as follows:

1. a. The Third Amendment shall be replaced and superseded by this Fourth Amendment effective as of January 1, 2004, but shall remain in effect (subject to the modification set forth in 1.b. below) through December 31, 2003 unless otherwise agreed by the Parties in a separate written and executed amendment thereto.

b. The price charged by MSCG and paid by GMP for Firm Energy sold by MSCG pursuant to the Third Amendment, as reflected in Exhibit 2.2B to the MSCG Sales Confirmation, shall be changed to $31.45/MWH for the period January 1, 2003 through December 31, 2003.

2. The Second Amendment, as amended by the Third Amendment, is hereby further amended as follows:

a. The definition of "Agreement" is modified as set forth above and further amended upon the Effective Date set forth herein to include this Fourth Amendment.

b. Section 2(a) is amended by replacing it, in its entirety, with the following:

"the term of each of the constituent documents of the Agreement, except for the Master Agreement, the term of which shall be unaffected by this Amendment, shall be extended to December 31, 2006;"

c. Exhibit 2.0B to the GMP Sales Confirmation (which was added by the Third Amendment to replace Exhibit 2.0A as described in Section 2(b) of the Second Amendment), shall be replaced with Exhibit 2.0C effective January 1, 2004.
Exhibit  2.0C  is  attached  hereto.

d. Exhibit 2.1B and Exhibit 2.2B to the MSCG Sales Confirmation (which were added by the Third Amendment to replace Exhibit 2.1A and Exhibit 2.2A, as described in Section 2(c) of the Second Amendment) shall be replaced with
Exhibit 2.1C and Exhibit 2.2C effective January 1, 2004. Exhibit 2.1C and 2.2C are attached hereto.

3. The Agency Agreement is modified as of the Effective Date of this Fourth Amendment

a. to extend the term to December 31,2006 as stated above with respect to the constituent documents of the Agreement;

b. by deleting the two paragraphs following the subtitle "HQ9601 Contract:" of Attachment A to the "Agency Agreement;"

c. by agreeing that when NEPOOL's Standard Market Design is implemented, the Parties will discuss possible ways to provide economic incentives to MSCG, in MSCG's agency role, to maximize the benefits to GMP with respect to the acquisition and disposition of electric energy and any other assets covered by the Agency Agreement, provided that nothing herein is intended to modify any other purchase or sales commitments embodied in the Agreement;

d. by amending Section 1.9 to insert prior to the period at the end: "or such successor exhibits as may be substituted for Exhibit 2.0A of the by subsequent amendments, including, but not necessarily limited to, the Third Amendment (Exhibit 2.0B) and the Fourth Amendment (Exhibit 2.0C)";

e. by deleting Section 2.3(b) and replacing the period at the end of Section 2.3(a)(iv) with "; and".


4. Deliveries of Firm Energy by MSCG to GMP shall be to GMP load in the NEPOOL-designated Vermont delivery zone ("Vermont Load Zone") (as defined as the State of Vermont by the Composite Restated NEPOOL Agreement (through the 76th Amendment) Sheet No. 198OO). This shall be the delivery point for MSCG supply obligations for this transaction effective upon NEPOOL's implementation of the Vermont Load Zone for transmission pricing. GMP shall receive the benefits of any FCRs or Auction Revenue Rights ("ARRs") allocated to it by NEPOOL. MSCG will have a right but not an obligation to use free of charge all or any part of the FCR and ARR allocation that GMP receives in conjunction with its contractual rights associated with the Wyman 4 and Stonybrook plants identified in Exhibit 2.0C of the GMP Sales Confirmation. GMP is responsible for making power supplies from the resources on which Contract Resources are modeled ("Contract Resource Locations") available at Wyman 4 and Stonybrook at their respective busbars in accordance with Exhibit 2.0C to the GMP Sales Confirmation, or to the NEPOOL hub in the event that the units have not been dispatched by ISO New England. If NEPOOL or a successor organization fails to implement, as part of its revised standard market design, zonal pricing based on the Vermont Load Zone during the course of this transaction, sales by MSCG to GMP and sales by GMP to MSCG will continue to be made at the NEPOOL PTF. If a market structure other than Standard Market Design is implemented the Parties will attempt to negotiate an adjustment to their Agreement in order to restore the Parties as nearly as possible to the economic positions they would have occupied without the change by NEPOOL or its successor organization. Such negotiations will commence within seven (7) days after the adversely affected Party gives written notice to the other Party of the nature of the harmful change by NEPOOL, the nature of the harm, and the requesting Party's proposed solution. The Parties will attempt to reach a resolution within sixty (60) days of the notice requesting such negotiations. If the adverse impacts of the change(s) by NEPOOL (or its successor) are, if fact, materially harmful to one of the Parties and no negotiated resolution is achieved, the dispute will be resolved in accordance with the second paragraph of Section 15.3 of the Master Agreement (and, if necessary, by arbitration pursuant to Article 13, as provided in Section 15.3).

5. The Parties' obligation to sell, purchase and/or deliver "OPCAP" under the Agreement no longer exists notwithstanding any other statement in the AgreementGMP is responsible for obtaining, at its expense, any ancillary services, reserves, capacity and necessary firm transmission required by it to satisfy the requirements of NEPOOL and its own system reliability requirements.

6.  Effective  as  of the implementation of Standard Market Design within NEPOOL
Section 1(d) of the Agreement for Procedures on Nominating and Scheduling, dated February 11, 1999, will be eliminated, and Section 1(e) of such agreement will be modified by replacing "3:00 PM EPT" with "10:00 A.M. EPT" as the time for MSCG's submission to GMP of the MS Schedule.

7. Each Party warrants that it has all legal, corporate and governmental authority needed to execute and implement this Third Amendment and the Agreement as amended thereby. Each Party reaffirms, both in connection with this Third Amendment and the Agreement as a whole, each of the representations and warranties set forth in Article 11 of the Master Agreement.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the date first written above ("Effective Date").

GREEN  MOUNTAIN  POWER  CORPORATION     MORGAN  STANLEY  CAPITAL  GROUP  INC.




/s/  Christopher  L.  Dutton          /s/  Deborah  L.  Hart
----------------------------          ----------------------

By:Christopher  L.  Dutton          By:Deborah  L.  Hart

Title:CEO                         Title:Vice  President